Exhibit 99.1

Pennant Previews Third Quarter 2021 Results, Adjusts Guidance and Announces Earnings Release and Call Date

EAGLE, Idaho – November 1, 2021 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of operating subsidiaries that provide home health, hospice and senior living services, provides the following preview of its expected results for the third quarter ended September 30, 2021, and updates its previously issued guidance for the fiscal year 2021. The Company expects to issue its third quarter 2021 financial results on Monday, November 8, 2021.

“Our third quarter results were negatively impacted by several factors, notably a sharp rise in COVID-19 cases and ongoing labor challenges, which disrupted the momentum we achieved in the second quarter. Our efforts to adequately respond to these headwinds in the quarter ultimately fell short. Although we are confident the measures we are taking will improve our ability to achieve better clinical and financial results, in light of the significant impact of these headwinds on our quarterly results and the likelihood some will persist through the fourth quarter, we are providing a preview of our expected results and accordingly updating our full year 2021 guidance. While we are disappointed with these results, we know that despite this challenging operating environment there are many short- and long-term opportunities to deliver significant value. We look forward to providing more color on the quarter and a detailed look at the compelling upside for 2022 and beyond during our forthcoming earnings call,” commented Daniel Walker, Pennant’s Chief Executive Officer.

Preliminary Third Quarter Financial Results

•Total adjusted revenue of $111.9 million, including $79.0 million from our Home Health and Hospice segment, representing an increase in segment revenue of $14.6 million or 22.7% over the prior year quarter and an increase of $0.9 million or 1.1% over the second quarter of 2021, and $32.9 million from our Senior Living segment, representing a decrease in segment revenue of $1.1 million or 3.2% over the prior year quarter and an increase of $0.7 million or 2.1% over the second quarter of 2021;

•Net income of $1.2 million, earnings per diluted share of $0.04 and adjusted earnings per diluted share of $0.11; and

•Home Health and Hospice segment adjusted EBITDAR of $14.4 million, a 6.5% increase over the prior year quarter and a decrease of $0.5 million or 3.5% over the second quarter of 2021, and Senior Living segment adjusted EBITDAR of $9.1 million, a $2.6 million or 22.1% decrease over the prior year quarter and a decrease of $0.6 million or 6.6% over the second quarter of 2021.

Exhibit 99.1
Preliminary Third Quarter Key Metrics and Commentary

•Total hospice average daily census of 2,337, an increase of 7.3% over the prior year quarter and an increase of 1.8% over the second quarter of 2021;

•Total home health admissions of 9,213, an increase of 36.1% over the prior year quarter and a decrease of 8.5% over the second quarter of 2021; and

•Average senior living occupancy of 73.7%, a decrease of 3.1% compared to the prior year quarter and an increase of 1.0% since the second quarter of 2021, and average monthly revenue per occupied unit of $3,174.

“Our senior living operations achieved occupancy growth through mid-August, but following the recent sharp climb in COVID-19 cases we experienced a decline in occupancy of 38 basis points in September,” commented Mr. Walker. “This represents a gap of 50 occupied units, or 1.2% of total units, from where our senior living communities would have been if the growth rate achieved from March 1st through mid-August was not interrupted by the delta variant. While declining COVID-19 cases has historically led to improving occupancy in the following months, there are several steps we are taking across the segment to drive more transparency into our marketing and sales efforts and tools we are deploying to assist our local teams in building a stronger pipeline of potential residents. These ongoing efforts will take time to fully come to fruition, and we are confident they will steadily improve our ability to drive healthier occupancy.”

Mr. Walker continued, “During the third quarter, the labor challenges experienced throughout the year were exacerbated as COVID-19 cases rose sharply, leading to further wage pressure, increased overtime and greater use of agency and registry staffing. Home health admissions during the quarter were impacted as more and more staff entered the quarantine protocol and by a significant decline in elective procedures, particularly in a few key markets and states that re-imposed temporary halts on such procedures. In those impacted markets, we experienced a decline of nearly 17% in elective procedure admissions in the third quarter when compared to the second quarter 2021. We did not adjust rapidly enough in the quarter to mitigate the impact of the delay of this business, but some of this headwind is short-term as cases normalize, and we are confident there are many levers we can pull to drive stronger top and bottom line growth even in challenging environments.”

“The impact of these headwinds was acutely felt in our recently-acquired operations, where the process of transitioning employees and patients during a challenging operating environment slowed the ramp we typically experience,” noted Mr. Walker. “While we have previously highlighted some short-term impact to our results from periods of high strategic growth, the third quarter brought additional challenges to building a healthy locally-led culture at each newly-acquired agency. Our recent acquisitions have tremendous potential, and we are confident we can return to growth in these operations and will drive substantial organic growth as they continue to develop within our cluster-centered model.”

Full Year 2021 Guidance and Outlook

Due to the impact of the spike in delta variant COVID-19 cases and based on our preliminary third quarter 2021 results, management adjusts its full year 2021 guidance to adjusted revenue of $425 million to $430 million and adjusted earnings per share of $0.53 to $0.57. The Company’s revised 2021 annual guidance is based on diluted weighted average shares outstanding of approximately 30.8 million and a 25.9% effective tax rate. In addition, the guidance assumes, among other things, anticipated

Exhibit 99.1
reimbursement rate adjustments, no unannounced acquisitions, and the estimated ongoing effect of COVID-19. It excludes costs at start-up operations, share-based compensation, acquisition-related costs and certain redundant or nonrecurring general and administrative costs incurred during the transition services period.

Commenting on guidance, Mr. Walker noted, “Our revised guidance reflects the challenging operating environment experienced during the third quarter and our expectation of some lingering impacts in the fourth quarter. While we are disappointed our momentum slowed, we are as enthusiastic as ever about the long-term value we can realize as we continue to add and develop talented leadership, build operational health at the local and cluster levels, and equip our local teams with better tools and resources. Our hospice agencies continue to drive strong results, the growth in home health referrals indicates healthy underlying demand, and COVID-19 cases are trending down which has been a positive lead indicator of greater admissions, particularly in our senior living communities.”

“Our operating model provides the toolkit for our local leaders to build a culture that can respond to the labor challenges we’re facing. In addition, our senior living communities are also offsetting these pressures with more appropriate rent and care rates, which should have an incremental positive tailwind in the fourth quarter and next year. Furthermore, as we continue to digest the large number of operations acquired since our spin-off and our pace of acquisitive growth normalizes, our ability to unlock the tremendous inherent upside in our operations expands. We look forward to unpacking all of these opportunities in more detail on our upcoming earnings call.”

Mr. Walker added, “While COVID-19 presented unprecedented revenue, cost and operational challenges this year, we are confident our capacity to execute successfully is improving and encouraged by the improving operating landscape. We look forward to providing more specific 2022 guidance later in the year as we have greater clarity of the rate of improvement.”

Third Quarter 2021 Earnings Call

Pennant invites current and prospective investors to tune into a live webcast to be held on Tuesday, November 9, 2021 at 10:00 a.m. Mountain Time, during which Pennant’s management will discuss its third quarter 2021 results.

To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of our website at http://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain Time on Friday, December 10, 2021.

About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 88 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior

Exhibit 99.1
living communities or the Service Center are operated by the same entity. More information about Pennant is available at at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

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